Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

QT IMAGING HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Other	20,000,000	(1)	$1.07	(4)	$21,400,000.00	0.00014760	$3,158.64
Fees to Be Paid	Equity	Common Stock	Other	17,616,765	(2)	$1.07	(4)	$18,849,938.55	0.00014760	$2,782.25
Fees to Be Paid	Equity	Common Stock underlying warrants	Other	23,889,364	(3)	$2.30	(5)	$54,945,537.20	0.00014760	$8,109.96
Fees to Be Paid	Equity	Warrants to purchase Common Stock	Other	889,364		—		—	0.00014760	—
Total Offering Amounts								$95,195,475.75		$14,050.85
Total Fees Previously Paid										$12,119.92
Total Fee Offsets										$1,930.26
Net Fee Due										$0.67

(1)

Consists of up to 20,000,000 shares of Common Stock that we may, in our discretion, elect to issue and sell to Yorkville, from time to time after the date of this prospectus, pursuant to the SEPA, subject to satisfaction of the conditions set forth therein.

(2)

Includes (i) 5,735,000 Founder Shares held by the Sponsor, (ii) 795,000 Private Placement Shares acquired by the Sponsor in the private placement of units concurrently with the IPO, (iii) 94,364 Working Capital Shares issued upon conversion in full of the Working Capital Note issued to the Sponsor by our predecessor, GigCapital5, Inc., (iv) 10,000 Insider Shares issued to Interest Solutions, LLC (“ICR”), an affiliate of ICR, LLC, an investor relations firm providing services to GigCapital5, (v) 5,603,201 Closing Shares issued to former holders of shares of common stock of QT Imaging, Inc. as merger consideration for such shares in connection with the Business Combination, which are parties to the Registration Rights Agreement, dated March 4, 2024, (vi) 5,375,000 shares of Common Stock issuable pursuant to a Pre-Paid Advance under that SEPA dated November 16, 2023, by and among GigCapital5 and YA II PN, LTD, a Cayman Islands exempt limited partnership managed by Yorkville Advisors Global, LP (“Yorkville”), and (vii) 4,200 shares of Common Stock issued to Sea Otter Trading, LLC in consideration for services as set forth in the subscription agreement, dated April 22, 2024.

(3)

Includes (i) 23,000,000 shares of Common Stock that are issuable upon the exercise of 23,000,000 Public Warrants, originally issued in the IPO of GigCapital5, Inc. by the holders thereof, (ii) up to 795,000 shares of Common Stock that are issuable upon the exercise of 795,000 Private Warrants, each exercisable for one share of Common Stock at a price of $2.30 per warrant, and (iii) up to 94,364 shares of Common Stock that are issuable upon the exercise of the 94,364 Working Capital Warrants, each exercisable for one share of Common Stock at a price of $2.30 per warrant.

(4)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock on The Nasdaq Stock Market LLC on March 28, 2024 ($1.07 per share of Common Stock). This calculation is in accordance with Rule 457(c).

(5)	Based on the adjusted exercise price pursuant to the Warrant Agreement dated September 23, 2021.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	GigCapital5, Inc.	S-1	333-254038 (1)	March 9, 2021	September 27, 2021	$1,930.26	Equity	Units, each consisting of one share of common stock, $0.0001 par value, and one-third of one redeemable warrant(2)	17,250,000	17,250,000	$1,930.26 (3)
Fee Offset Sources

(1)

The registrant reduced the offering size in connection with the registration statement on Form S-1 (No. 333-254038) by filing Amendment No. 3 to the registration statement on August 23, 2021 (as amended, “2021 Form S-1 ”), by which a number of securities offered in the registration statement was reduced from 35,000,000 units (or up to 40,250,000 units if the underwriters exercise their over-allotment option in full) to 20,000,000 units (or up to 23,000,000 units if the underwriters exercise their over-allotment option in full). The registration statement on Form S-1 was declared effective on September 23, 2021 and the registrant sold 23,000,000 units.

(2)

The unit structure was subsequently changed by filing Amendment No. 4 to the registration statement on Form S-1 on September 20, 2021, so that each unit consisted of one share of common stock and one redeemable warrant.

(3)

Reflects the $18,819.75 balance of the fees overpaid in connection with the 2021 Form S-1 after the deduction of $16,889.49 registration fees offset in connection with the registration statement on Form S-4 of GigCapital5, Inc. initially filed on February 14, 2023.